Model N Provides Business Update and Preliminary Fiscal 2014 Guidance

Redwood City, CA - September 9, 2013 - Model N, Inc. (NYSE: MODN), a leading revenue management solutions provider to the life science and technology industries, today provided a business update and preliminary guidance for the first quarter and full year fiscal 2014.

"Our current revenue visibility has caused us to reduce our financial expectations for fiscal 2014," said Zack Rinat, Model N's Founder, Chairman, and Chief Executive Officer. "We remain focused on recruiting a new sales leader to resolve the sales execution challenges we discussed on last quarter's earnings conference call. We continue to believe that our market leading products, large market opportunity, proven value proposition, and strong pipeline of opportunities position the company well for the long-term."

As of September 9, 2013, Model N is providing the following guidance:

  For the first quarter of fiscal 2014 ending December 31, 2013, the Company expects:

    Total revenue to be in the range of $20.0 million to $21.0 million.

  For the full fiscal year ending September 30, 2014, the Company expects:

    Total revenue to be in the range of $70.0 million to $80.0 million.

Business Update Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review this preliminary guidance for both the first fiscal quarter and the full fiscal year 2014. To access the call, please dial (877) 705-6003 in the U.S. or (201) 493-6725 internationally. Passcode is 10000248. A live webcast of the conference will be accessible from Model N's website at: http://investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on September 16, 2013, a recording will be available for replay at: http://investor.modeln.com and a telephone replay will be available by dialing (877) 870-5176 in the U.S. or (858) 384-5517 internationally with recording access code 10000248.

About Model N

Model N is the leader in Revenue Management solutions. Model N helps its customers maximize their revenue and reduce revenue compliance risk by managing every dollar that impacts their top line encompassing contracting, pricing, incentives, and rebates. Model N leverages its deep industry expertise to support the unique business needs of Life Sciences and Technology companies in more than 50 countries. Global Customers include: Actavis, Allergan, Amgen, Atmel, Boston Scientific, Bristol-Myers Squibb, Dell, Johnson & Johnson, Linear Technology, Merck, Marvell, Maxim, Micron, Nokia, Novartis, Novo Nordisk, ON Semiconductor, and STMicroelectronics. Learn more at: http://www.modeln.com. Model N is traded on the New York Stock Exchange under the symbol MODN.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N's first quarter and full year fiscal 2014 revenue projections. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to recruit a new sales executive in a timely manner; (iii) our ability to resolve our sales execution challenges; (iv) the timing of new orders and the associated revenue recognition; (v) adverse changes in general economic or market conditions; (vi) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (viii) our ability to manage our growth effectively; and (ix) acceptance of our applications and services by customers. Further information on risks that could affect Model N's results is included in our filings with the Securities and Exchange Commission, including our final prospectus, our quarterly report on Form 10-Q for the quarter ended June 30, 2013, and current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Investor Relations Contact:

ICR for Model N
Greg Kleiner, 650-610-4998
investorrelations@modeln.com

Media Contact:

Model N
Kristin Dunning, 650-610-4717
Marketing
kdunning@modeln.com